UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 15, 2007
(Date of report/date of earliest even reported)

LNB Bancorp, Inc.
(Exact name of registrant as specified in charter)

Ohio	0-13203	34-1406303
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
457 Broadway
Lorain, Ohio 44052-1769
(Address of principal executive offices)
(440) 244-6000
(Registrant’s telephone number)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-10.1

Item 1.01. Entry into a Material Definitive Agreement.
     Merger Agreement
     On January 15, 2007, LNB Bancorp, Inc., an Ohio corporation (“LNB”) and Morgan Bancorp, Inc., an Ohio corporation (“Morgan”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Morgan will merge with and into LNB (the “Merger”).
     Under the terms of the Merger Agreement, at the effective time of the Merger, shareholders of Morgan will be entitled to elect to receive one of the following, subject to certain adjustments: (a) LNB common shares based on a fixed exchange ratio of 3.162 common shares of LNB for each common share of Morgan, (b) cash in the amount of $52.00 for each common share of Morgan, or (c) a combination of cash and stock. The Merger Agreement also contains an allocation mechanism which provides that, in the aggregate, 50% of the Morgan common shares will be exchanged for LNB common shares, and 50% of the Morgan common shares will be exchanged for cash. The merger is intended to qualify as a tax-free reorganization to the extent that shareholders of Morgan receive LNB common shares in the exchange. Each Morgan stock option that is outstanding and unexercised immediately prior to the effective time will be converted into the right to receive a cash payment per underlying share equal to the amount by which $52.00 exceeds the applicable exercise price per share.
     LNB and Morgan have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) to conduct its business in the ordinary course between the execution of the Merger Agreement and the consummation of the Merger and (ii) not to engage in certain kinds of transactions during such period. In addition, Morgan made certain additional covenants, including, among others, covenants, subject to certain exceptions, (A) to cause a stockholder meeting to be held to consider adoption of the Merger Agreement and the transactions contemplated by the Merger Agreement, (B) for its board of directors to recommend adoption by its stockholders of the Merger Agreement and the transactions contemplated by the Merger Agreement, (C) not to solicit proposals relating to alternative business combination transactions and (D) not to enter into discussions concerning or provide confidential information in connection with alternative business combination transactions.
     The consummation of the Merger is subject to certain conditions, including, among others: (i) approval of Morgan’s shareholders, (ii) absence of any order or injunction prohibiting the consummation of the Merger, (iii) the receipt of certain governmental approvals, (iv) subject to certain exceptions, the accuracy of representations and warranties with respect to LNB’s or Morgan’s business, as applicable, (v) delivery of audited consolidated Morgan financial statements, and (vi) receipt of customary tax opinions relating to the treatment of the Merger as a tax-free reorganization within the meaning of the Internal Revenue Code.
     The Merger Agreement contains certain termination rights for both LNB and Morgan. If LNB terminates the Merger Agreement because Morgan’s Board of Directors fails to recommend the Merger and the transactions contemplated by the Merger Agreement to Morgan’s shareholders, or withdraws its recommendation or modifies its recommendation in a manner adverse to LNB; if Morgan terminates the Merger Agreement to accept an alternative transaction; or if the Merger Agreement is terminated in certain circumstances and Morgan enters into or consummates another transaction within eighteen months of such termination, then Morgan may be required to pay LNB a termination fee equal to $1,000,000.
     Pursuant to the Merger Agreement, as of the effective time of the Merger, J. Martin Erbaugh, the Chairman of Morgan’s Board of Directors, will be appointed to LNB’s Board of Directors and become a member of Class II of LNB’s Board of Directors, whose terms will expire at LNB’s 2009 annual meeting of shareholders.
     Following the Merger, and upon the receipt of all necessary regulatory approvals, Morgan’s wholly-owned subsidiary, Morgan Bank N.A., will be merged with LNB’s wholly-owned subsidiary, The Lorain National Bank.

     The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about LNB, Morgan, or their respective subsidiaries and affiliates. The Merger Agreement contains representations and warranties of each of LNB, on the one hand, and Morgan, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Merger Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between LNB, on the one hand, and Morgan, on the other hand. Accordingly, you should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about LNB or Morgan.
     Voting Agreements
     Concurrently with the execution of the Merger Agreement, LNB entered into a Voting Agreement with each of the directors of Morgan (collectively, the “Voting Agreements”), pursuant to which such shareholders agreed to vote to approve the Merger and Merger Agreement and vote against any other acquisition proposal. The Voting Agreements terminate at the earlier of the effective time of the Merger or the termination of the Merger Agreement in accordance with its terms.
     The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Voting Agreements, the form of which is attached as Exhibit A to the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference.
     Employment Agreement
     In connection with the execution of the Merger Agreement, LNB entered into an Employment Agreement (the “Employment Agreement”) with William A. Dougherty, President and Chief Executive Officer of Morgan, the terms of which will be effective subject to and upon consummation of the Merger. The Employment Agreement provides that Mr. Dougherty will serve as president of LNB’s Morgan Bank operations following the closing of the Merger. The Employment Agreement has an initial term of two years commencing on the closing of the Merger. The Employment Agreement provides for an annual base salary of $175,000, and for participation in LNB’s executive incentive plans.
     The agreement also contains non-disclosure and non-compete provisions that, among other things, prohibit Mr. Dougherty from competing with or soliciting employees, customers or clients of LNB for a period of one year following the termination of his employment.
     If (i) Mr. Dougherty terminates his employment with LNB for “good reason” (as defined in the Employment Agreement), (ii) LNB terminates his employment without “cause” (as defined in the Employment Agreement), or (iii) Mr. Dougherty terminates his employment for good reason or LNB terminates Mr. Dougherty’s employment for cause at any time within two years after the occurrence of a “change in control” (as defined in the Employment Agreement), LNB shall pay Mr. Dougherty the greater of (i) his salary through the remainder of the Employment Agreement term or (ii) one year’s salary, as well as health insurance benefits, as in effect immediately prior to the termination, for six months after the termination date.
     The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated January 15, 2007, by and between LNB Bancorp, Inc. and Morgan Bancorp, Inc., including the attached Form of Voting Agreement and Form of Morgan Affiliate Agreement.

10.1	Employment Agreement, dated January 15, 2007, by and among LNB Bancorp, Inc., The Lorain National Bank and William A. Dougherty.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 17, 2007

LNB BANCORP, INC.
By	/s/ Terry M. White
Terry M. White
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated January 15, 2007, by and between LNB Bancorp, Inc. and Morgan Bancorp, Inc., including the attached Form of Voting Agreement and Form of Morgan Affiliate Agreement.

10.1	Employment Agreement, dated January 15, 2007, by and among LNB Bancorp, Inc., The Lorain National Bank and William A. Dougherty.